EX-28.h.4.e
[Manual Trades]

PARTICIPATION AGREEMENT
by and among
DFA INVESTMENT DIMENSIONS GROUP INC.,
DIMENSIONAL FUND ADVISORS LP,
DFA SECURITIES LLC
and
______________________________________________

THIS AGREEMENT, made and entered into this ____ day of ____________ __, 201_, by and among _______________________ (the “Company”), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an “Account” and collectively, the “Accounts”); DFA Investment Dimensions Group Inc. (the “Fund”); the Fund’s investment adviser, Dimensional Fund Advisors LP (the “Adviser”); and DFA Securities LLC (“DFAS”) (individually, a “Party” and collectively, the “Parties”).
The Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:
1. Sales of Shares/Procedures
1.1
Shares of the respective portfolios (individually, a “Portfolio” and collectively, the “Portfolios”) of the Fund listed on Schedule 1.1 hereto, as amended from time to time by the Parties, shall be sold by the Fund through its agent, DFAS, and purchased by the Company for the appropriate subaccount of each Account, at the net asset value (“NAV”) next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement, the then current prospectus(es) and statement(s) of additional information of the Fund that describe the Portfolios, and the variable insurance contracts (the “Contracts”) that use the Portfolios as underlying investment media; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and statement(s) of additional information shall control.  [If VIT Port is included:  The Company agrees that shares of the VIT Inflation-Protected Securities Portfolio will only be available for purchase by variable life insurance contract accounts.]

For purposes of this Section 1.1, the Company shall communicate to the Fund or its designee such orders no later than the close of regular trading on the New York Stock Exchange (the “NYSE”) (ordinarily by 4:00 p.m. Eastern Time) by telephone or, if the Adviser so requests, in writing (or by such other means as the Fund and the Company may agree to in writing) on a Business Day.  For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the Securities and Exchange Commission (the “SEC”).  The Fund hereby appoints the Company as a designee of the Fund for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of the Portfolios listed on Schedule 1.1, and receipt by the Company as designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the transmission deadlines described in this Section 1.  The Company may purchase Portfolio shares for its own account, subject to:  (a) receipt of prior written approval by the Adviser; and (b) such purchases being in accordance with the then current prospectus(es) of the Fund that describe the Portfolios and the Contracts that use the Portfolios as underlying investment media.  Payment for purchases shall be made in U.S. dollars and in immediately available funds on the same Business Day that the Company communicates the orders to the Fund or its designee in accordance with the procedures set forth in this Section 1.1.
Wire orders for payment for shares purchased will be sent to the Fund prior to the close of the Federal Reserve Wire Transfer System (ordinarily 6:00 p.m. Eastern Time) on the same Business Day that the Company communicates the orders to the Fund in accordance with this Section 1.1.  If such Business Day is a day on which the Federal Reserve Wire Transfer System is closed, the Company shall forward any payment for an order by wire transfer on the first Business Day thereafter on which the Federal Reserve Wire Transfer System is open.  In addition, the Company shall, pursuant to such purchase instructions, coordinate with the Fund or its designees to issue the appropriate number of shares of the applicable Portfolios and record such shares to the appropriate Account.  The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account.  If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or a Portfolio arising out of such cancellation.  To recover any such loss, the Fund and the Portfolios reserve the right to redeem shares of the affected Portfolios held in the name of the Company or a corresponding subaccount of the applicable Account.
1.2
The Fund will redeem the shares of the Portfolios when requested on behalf of the Company or the corresponding subaccount of the applicable Accounts at the NAV next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) and the current statement(s) of additional information of the Portfolios, and the Contracts; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and the statement(s) of additional information describing the Portfolios shall control.

For purposes of this Section 1.2, the Company shall communicate to the Fund or its designee such redemption request no later than the close of regular trading on the NYSE (ordinarily by 4:00 p.m. Eastern Time) in writing on a Business Day.  If the Fund does not have on file the authorized signatures for the Accounts, a request for redemption must be accompanied by a proof of authority and a guarantee of the signature of each Contract holder by an eligible guarantor institution.  The Fund may reasonably request other supporting documents prior to redeeming shares.
The Fund will use reasonable efforts to transmit to the Company the proceeds of all redemption orders placed by the Company by wire transfer in U.S. dollars in immediately available funds not later than the close of the Federal Reserve Wire Transfer System (ordinarily by 6:00 p.m. Eastern Time) on the next Business Day following the Business Day that the Company communicates the orders to the Fund in accordance with this Section 1.2, but in no event later than in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).  If the Business Day on which the Fund receives a redemption order is a day on which the Federal Reserve Wire Transfer System is closed, the Fund shall wire the net redemption proceeds to the Company on the first Business Day thereafter on which the Federal Reserve Wire Transfer System is open.  The Company shall apply any such net redemption proceeds received by it in accordance with the applicable Contracts.  The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the NAV of such Portfolio.  The Board of Directors of the Fund (the “Directors” or the “Board”) may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of any particular Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or is deemed by the Directors, in their sole discretion, acting in good faith and in light of the Directors’ duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.
1.3
The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, the then current prospectus(es), and statement(s) of additional information of the Fund that describe the Portfolios.  Except as necessary to implement transactions initiated by Contract holders, or as otherwise may be required by applicable U.S. federal laws or regulations with respect to maintaining the Contracts’ status under the Internal Revenue Code of 1986, as amended from time to time and any successor provisions thereto (the “Code”), the Company shall not redeem shares of the Portfolios attributable to the Contracts.  The Company agrees that all purchase orders described in Section 1.1 of this Agreement, and all redemption orders described in Section 1.2 of this Agreement, shall be aggregated and “netted”, and that the Company shall communicate to the Fund the “net” effect of all purchases in Section 1.1 and all redemptions in Section 1.2 in a single aggregate purchase in dollars per Portfolio, or up to two aggregate redemptions per Portfolio (one in dollars and the other in shares), in such format as the Fund may reasonably require, no later than 7:00 p.m. Eastern Time.  In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) meeting up to one million dollars ($1,000,000) in a same day cash redemption and meeting the remainder of the redemption cash payments on the next following Business Day, or if necessary, as determined in the sole discretion of the Adviser, at any time within seven (7) days after receipt of the net redemption order in accordance with the 1940 Act; or (ii) make redemptions in any other manner provided for in the Portfolio’s then current prospectus(es) or statement(s) of additional information.  The Company agrees that no orders for purchase or redemption of the Portfolio shares shall be processed on any Business Day if such orders were received after the close of the NYSE, and in which case, such orders shall be processed on the next Business Day.

1.4
Issuance and transfer of shares of each Portfolio will be by book-entry only.  Stock certificates will not be issued to the Company or to the applicable Accounts.  Shares of a Portfolio purchased from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee.

1.5
The Fund shall promptly make available any income, dividends or capital gain distributions payable on the Portfolios’ shares.  The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio.  The Fund shall notify the Company or its delegates of the number of shares of a Portfolio so issued as payment of such dividends and distributions.

1.6
The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

1.7
The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and any Portfolio, and shall respond to all communications from Contract holders and other persons having an interest in the Contracts relating to the Company’s duties hereunder, in such form of correspondence as the Company, the Fund and the Adviser may mutually agree.

2. Proxy Solicitations and Voting
2.1
The Fund agrees that the terms on which the shares of any Portfolio are offered to the Accounts will not be materially altered without at least sixty (60) days’ prior written notice to the Company during any period when an Account owns shares of a Portfolio.

2.2	If and to the extent required by applicable law or by the terms of the Contracts, the Company shall:
(i)	solicit voting instructions from the Contract holders;
(ii)	vote the shares of the Portfolios held by the Accounts in accordance with instructions received from the Contract holders; and
(iii)
vote the shares of the Portfolios held by the Accounts for which no timely instructions have been received from the Contract holders in the same proportion as shares of the Portfolios for which timely instructions have been received, if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass‑through voting privileges for various variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts.  The Company reserves the right to vote Portfolio shares held in any Account in the Company’s own right, to the extent permitted by applicable law.  The Company will calculate voting privileges in a manner consistent with other separate accounts investing in the

Portfolios and in accordance with applicable law.  The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company’s voting Portfolio shares held in any Account in the Company’s own right.
2.3
The Fund, on behalf of the Portfolios, will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund, at its option, will either provide for annual or special meetings or comply with Section 16(c) of the 1940 Act, as well as with Sections 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act and the rules thereunder.  Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

3. Representations and Warranties
3.1
The Company represents and warrants that it is a life insurance company within the meaning of Section 816(a) of the Code, [For US insurance companies: and is a domestic corporation within the meaning of Section 7701(a)(4) of the Code duly organized and in good standing under applicable law.]  [For non-US insurance companies: duly organized and in good standing under applicable law, and that it has elected and qualified and will maintain (or, if newly organized, intends to elect and qualify for the period commencing with its inception and will maintain) its status as a domestic corporation under Section 953(d) of the Code.]  The Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Company has ceased to qualify and be a life insurance company treated as a domestic corporation or that it might not so qualify and be treated in the future.  The Company has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all jurisdictions where the Company does business.  The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

3.2	The Company represents and warrants that the Contracts are duly registered under applicable laws and regulations to the extent required or will be exempt from such registration.
3.3
The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

3.4
The Company represents and warrants that the Contracts are currently treated as variable contracts under Section 817(d) of the Code, and that the Company will maintain such treatment, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

[If VIT Port is included:  The Company further represents and warrants that each Account or subaccount that acquires shares of the VIT Inflation-Protected Securities Portfolio is a segregated asset account solely with respect to Contracts that are variable life insurance contracts within the meaning of Treas. Reg. Section 1.817-5(b)(3)(i), and that the Company will maintain the treatment of all such Contracts as life insurance contracts under Section 7702(a) of the Code, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that one more such Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.]
3.5
This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding contract enforceable in accordance with its terms.  No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement.  The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Company’s organizational documents or By-laws, or any resolution, agreement or arrangement to which the Company is a party or by which the Company is bound.

3.6
The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement.  The Company will cooperate with the Fund in providing information as provided in Schedule 3.6 hereto and will assist the Fund in preventing possible market timing and other trading activities in violation of the Fund’s policies and procedures, including, without limitation, restricting or prohibiting further purchases or exchanges of the shares of the Portfolios as provided in Schedule 3.6 hereto.

3.7
There are no material legal, administrative or other proceedings pending or, to the Company’s knowledge, threatened against the Company or its property or assets that could result in liability on the Company’s part.  The Company knows of no facts that might form the basis for the institution of such proceedings.  Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

3.8
Except as noted below, the disclosure contained in the applicable prospectus(es) or offering documents for the Accounts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations and include statements regarding potential risks of mixed and shared funding.  The Company represents and warrants that all current and future prospectus(es) or offering documents with respect to the Accounts, and other materials that mention the Company, the Fund, the Portfolios, the Adviser, or DFAS shall meet the requirements described in the first sentence of this subparagraph; provided, however, that the Company shall not be responsible for any disclosure that is provided to the Company in the Fund’s current prospectus(es) and statement(s) of additional information describing the Portfolios or the Fund’s registration statement on Form N-1A (the “Fund Registration Statement”) as filed with the SEC.
3.9
The Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Maryland.  The Fund represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland, to the extent required to perform this Agreement.

3.10
The Fund represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the Securities Act of 1933, as amended (the “1933 Act”), and duly authorized for issuance; that the Fund shall amend the Fund Registration Statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws; and that the Fund is and will remain registered under, and complies and will continue to comply, in all material respects, with the 1940 Act.  The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund, the Adviser, or DFAS.

3.11
The Fund represents and warrants that the Portfolios will take reasonable steps to satisfy (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of shares of a Portfolio so as to satisfy) the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and that the Fund will take all reasonable steps to ensure that the Portfolios continue to satisfy such requirements. [If VIT Port is included:  The parties acknowledge that the VIT Inflation-Protected Securities Portfolio will rely on the alternative diversification test for variable life insurance contracts in Treas. Reg. Section 1.817-5(b)(3)(i) in satisfying the diversification requirements of Section 817(h) of the Code.]   The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy such diversification requirements.  [If DFA VA Global Moderate Allocation Portfolio is included:  Absent any published guidance issued or promulgated by the Internal Revenue Service (“IRS”)  or the U.S. Treasury that clarifies or supersedes the application of the “investor control” doctrine, for the DFA VA Global Moderate Allocation Portfolio, the “investor control” doctrine shall be deemed to be satisfied, if, and to the extent that, in all material respects, those certain facts and taxpayer representations continue to be true and are satisfied, all as set forth in that certain private letter ruling (PLR-102496-09), dated December 8, 2009, issued by the IRS to such Portfolio, a copy of which has been provided to Company.]
3.12
The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code (or any successor or similar provision), and that the Fund will take all reasonable steps to maintain such qualification, subject to the reservation of the right of the Directors to not maintain the qualification of a Portfolio as a regulated investment company if the Directors determine this course of action to be beneficial to shareholders.  The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or upon the Directors taking any such action.

3.13	The Company shall inform a Portfolio in writing if the Company determines that such Portfolio is not in compliance with applicable insurance laws.
3.14
DFAS represents and warrants that it is and will remain a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and is and will be duly registered as a broker‑dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.  DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

3.15
The Parties represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the amount required by the applicable rules of FINRA and the federal securities laws, including the 1940 Act, as applicable.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.  The Parties agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the other Parties in the event that such coverage no longer applies.

3.16
Fund of Funds:  The Parties will conduct their business at all times so that no Contract holder will have such incidents of control as will cause a Portfolio’s income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated in a series of Revenue Rulings, including Revenue Ruling 77-85, Revenue Ruling 80-274, Revenue Ruling 81-225, Revenue Ruling 82-54, Revenue Ruling 2003-91 and Revenue Ruling 2007-

7, and adopted by Christoffersen v. United States, 749 F.2d 513 (8th Cir. 1985) and Jeffrey T. Webber v. Commissioner, 144 T.C. No 17 (2015).  In this regard, the Parties agree to limit, and not facilitate, a Contract holder’s participation in each Portfolio’s investment process in contravention of the following, which the Parties represent and warrant to each other to be true:  (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of a Portfolio as an Account under the Contract, or the specific assets to be held by a Portfolio or an investment company that a Portfolio may invest its assets; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to a Portfolio, all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion; (3) the percentage of a Portfolio’s assets invested in a particular investment company will not be fixed in advance of any Contract holder’s investment and will be subject to change by the Adviser or a subadviser at any time without notice; (4) a Contract holder cannot, and will not be able to, direct a Portfolio’s investment in any particular asset or recommend a particular investment or investment strategy; (5) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio; (6) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by a Portfolio; (7) a Contract holder does not have, and will not have, any current knowledge of a Portfolio’s specific assets other than as may be required to be presented in periodic reports to a Portfolio’s shareholders or may be publicly available; (8) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of a Portfolio; and (9) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of the Contract holder’s Contract.
Other Portfolios:  [Alternate paragraph/investor control is a less of a concern outside the FofF area but still can arise if a contract holder can influence the investment process] The Parties will conduct their business at all times so that no Contract holder will have such incidents of control as will cause a Portfolio’s income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated in a series of Revenue Rulings, including Revenue Ruling 77-85, Revenue Ruling 80-274, Revenue Ruling 81-225, Revenue Ruling 82-54, Revenue Ruling 2003-91 and Revenue Ruling 2007-7, and adopted by Christoffersen v. United States, 749 F.2d 513 (8th Cir. 1985) and Jeffrey T. Webber v. Commissioner, 144 T.C. No 17 (2015).  In this regard, the Parties agree to limit, and not facilitate, a Contract holder’s participation, directly or indirectly through an intermediary, in a Portfolio’s investment process in contravention of the following, which the Parties represent and warrant to each other to be true:  (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of a Portfolio as an Account under the Contract, or the specific assets to be held by a Portfolio; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to a Portfolio, all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion; (3) a Contract holder cannot, and will not be able to, direct a Portfolio’s investment in any particular asset or recommend a particular investment or investment strategy; (4) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio; (5) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by a Portfolio; (6) a Contract holder does not have, and will not have, any current knowledge of a Portfolio’s specific assets other than as may be required to be presented in periodic reports to a Portfolio’s shareholders or may be publicly available; (7) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of a Portfolio; and (8) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of the Contract holder’s Contract.
3.17
[If VA Fund of Funds (e.g., VA Global Moderation Allocation Portfolio and VA Equity Allocation Portfolio) are included] Rule 12d1-4 Certification: To the extent that any Account invests in a Portfolio that is an “acquiring fund” that invests in an “acquired fund”, as such terms are referenced in Rule 12d1-4 under the 1940 Act, the Company has determined that the fees and expenses borne by the Account and the applicable acquiring fund(s) and acquired fund(s), in the aggregate, are consistent with the standard set forth in Section 26(f)(2)(A) of the 1940 Act.

4. Sales Material and Information
4.1
The Company shall promptly inform DFAS as to the status of all sales literature filings and shall promptly notify DFAS of all approvals or disapprovals of sales literature filings with regulatory authorities.  The Company shall promptly provide the Fund with copies of any Contract holder complaints respecting the Contracts that relate to the Fund or to the Portfolios.

4.2
Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in:

(a)	the Fund Registration Statement or prospectus(es) for the Fund, as amended or supplemented from time to time;

(b)	published reports or statements of the Fund which are in the public domain or are approved by the Fund; or
(c)	sales literature or other promotional material of the Fund or the Portfolios.
4.3
Except with the written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations concerning the Company, other than the information or representations contained in:

(a)	a registration statement, prospectus, or offering memoranda for the Contracts, as amended or supplemented from time to time;
(b)	published reports or statements of the Contracts or the Accounts which are in the public domain or are approved by the Company; or
(c)	sales literature or other promotional material of the Company.
Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Adviser, DFAS and the Fund from providing information about the Company or this Agreement to their directors, regulators, accountants, legal counsel or otherwise in the ordinary course of their business.
4.4	No Party shall use any other Party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party.
4.5
The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above that relate to the Portfolios or their shares, and any other applicable documents or materials, in final form as filed with the SEC.  If requested by the Company, the Fund shall provide such documentation (including a final copy of the amended prospectus(es) of the Portfolios as set in type (including an 8½” x 11” size camera-ready stat) at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year to have, at the Company’s expense, the current prospectus(es) for the Portfolios printed together in with the document describing the Contracts.

4.6
The Company will provide to the Fund at least one complete copy of all offering materials describing the Fund, the Portfolios and the Contracts, including application and investment election forms, sample illustrations, reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above and any other applicable documents or materials that relate to the Contracts and each Account.  In the event any such documents are required to be filed with any regulatory authority or body, the Company shall provide such materials in final form as filed with such regulatory authority or body.  The Company represents and warrants that the Contracts, registration statements, prospectuses, offering memoranda and any other filing in connection therewith with respect to the Accounts will not materially deviate from the form of such documents provided to the Fund.
4.7	For purposes of this Section 4, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable securities laws and regulations.
4.8
To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and DFAS, the Company reserves the right to modify any of the Contracts in any respect whatsoever.  The Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of a Contract.  The Company agrees to notify the other Parties promptly upon the occurrence of any event that the Company believes might necessitate a material modification or suspension.

4.9	The Parties agree to review the arrangements set forth herein from time to time for possible changes and will make their personnel reasonably available for this purpose.
[If the insurance company intends to comply with Rule 30e-3 and 498A:
4.10
If the  Company intends to (a) comply with the requirements, terms and conditions of Rule 30e-3 under the 1940 Act (“Rule 30e-3”) in order to satisfy its obligation to deliver Fund shareholder reports to Contract holders, including hosting the website for certain fund materials required by Rule 30e-3 and (b) meet any Portfolio Statutory Prospectus (as defined in Rule 498A under the 1933 Act (“Rule 498A”)) delivery requirements under Section 5(b)(2) of the 1933 Act, as well as its responsibility to deliver Fund prospectuses under the Agreement by relying on and complying with paragraph (j) of Rule 498A for “on-line” delivery, then the terms and conditions set forth in Annex I shall govern such arrangements.]

5. Fees and Expenses
5.1
The Fund shall bear the cost of registration and qualification of the shares of the Portfolios; preparation and filing of the Portfolios’ prospectus(es) and the Fund Registration Statement, proxy materials and reports relating to the Portfolios; preparation of all other statements and notices relating to the Portfolios required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f‑2 of the 1940 Act relating to the Portfolios; and all taxes on the issuance or transfer of the Portfolios’ shares.

5.2	The Company shall assure that the Contracts are registered under the 1933 Act or are properly exempt from such registration, and that each Account is registered as a unit investment trust in accordance with the 1940 Act or is properly exempt from such registration.  In those circumstances where the Company is relying upon a registration exemption, the Company will make every effort to maintain such an exemption and will notify the Fund, the Adviser and DFAS immediately upon having a reasonable basis for believing that such exemption no longer applies or might not in the future.  The Company shall bear the expenses for the costs of preparation and any required filing of the Company’s prospectus, offering memoranda, registration statement and other materials and information with respect to the Contracts, including the Application and investment selection forms; preparation of all other statements and notices relating to the Accounts or the Contracts required by any applicable federal or state law; all expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials and reports to Contract holders and prospective purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees and taxes relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various jurisdictions under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and the Company’s obligations hereunder.
6. Indemnification
6.1	Indemnification by the Company
6.1(a)
The Company agrees to indemnify, defend and hold harmless the Fund, the Portfolios, DFAS and the Adviser, and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or offering memoranda for the Contracts (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios; or
(ii)
arise out of, or as a result of, statements or representations or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund and the Portfolios, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise out of, or as a result of, any failure by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or
(v)
arise out of, or result from, any material breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.
6.1(b)
The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Fund, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.1(c)
The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that the Company gives written notice of such intention to the Indemnified Parties.  The Company also shall be entitled to assume and to control the defense thereof.  After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.
6.1(d)
The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Portfolios or the Contracts or the operation of the Portfolios.

6.2	Indemnification by DFAS
6.2(a)
DFAS agrees to indemnify, defend and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or
(ii)
arise out of, or as a result of, statements or representations or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)	arise out of, or as a result of, any failure by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or
(v)
arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.
6.2(b)
DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.2(c)
DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof, provided that DFAS gives written notice of such intention to the Indemnified Parties.  DFAS also shall be entitled to assume and to control the defense thereof.  After notice from DFAS to such Party of DFAS’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and DFAS will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.
6.2(d)
The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

6.3	Indemnification by the Adviser
6.3(a)
The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)
arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature

(or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or
(ii)
arise out of, or as a result of, statements or representations or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

(iv)
arise out of, or as a result of, any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.
6.3(b)
The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

6.3(c)
The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that the Adviser gives written notice of such intention to the Indemnified Parties.  The Adviser also shall be entitled to assume and to control the defense thereof.  After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.
6.3(d)
The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7. Potential Conflicts
7.1
The Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Portfolios.  A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state or other jurisdiction), tax, or securities laws or regulations, or a public ruling, private letter ruling, no‑action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners.  The Directors shall promptly inform the Company if they determine that a material irreconcilable conflict exists and the implications thereof.

7.2
The Company will report any potential or existing conflicts of which it is aware to the Directors and, on an annual basis, shall provide the Fund and the Adviser with written notification that the Company is not aware of any conflict, if such is the case.  The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC, including the order obtained by the Fund and the Adviser from the SEC, dated March 12, 2002 (File No. 812-12760)

(“Exemptive Order”), by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised.  The Company, at least annually, will submit to the Directors such reports, materials or data as the Directors reasonably may request so that the Directors may fully carry out the obligations imposed upon the Board by the conditions contained in the Exemptive Order.  The Company shall submit such reports, materials and data more frequently if deemed appropriate by the Directors.  This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Contract holder voting instructions are disregarded.
The Company acknowledges that:  (i) the Company’s disregard of voting instructions may conflict with the majority of Contract holders’ voting instructions; and (ii) the Company’s action could preclude a majority vote approving a proposed change or could represent a minority view.  If the Company’s judgment represents a minority position or would preclude a majority vote, then the Company may be required, at the Fund’s election, to withdraw the Accounts’ investment in the Portfolios.  Other than possible decline in the value of an Account due to fluctuations in the NAVs of the Portfolios, no charge or penalty will be imposed as a result of such withdrawal.
7.3
If it is determined by a majority of the Directors, or a majority of the Fund’s disinterested Directors, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including:  (1) withdrawing the assets allocable to some or all of the Accounts from any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract holders and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Contract holders the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4
If a material irreconcilable conflict arises because a particular state or other jurisdiction’s insurance regulator’s decision applicable to the Company conflicts with the majority of other insurance regulators, then the Company will withdraw the affected Account’s investment in the Portfolios and terminate this Agreement with respect to such Account within six (6) months after the Directors inform the Company in writing that the Directors have determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors.  Until the end of the foregoing six (6) month period, DFAS and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of the shares of the Portfolios.

7.5
For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any material irreconcilable conflict.  The Company shall not be required by Section 7.3 of this Agreement to establish a new funding medium for the Contracts if an offer to do so has been declined by the vote of a majority of Contract holders materially adversely affected by the material irreconcilable conflict.  In the event that the Directors determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw an Account’s investment in the Portfolios and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

7.6
If and to the extent that Rule 6e‑2 and Rule 6e‑3(T) under the 1940 Act are amended, or Rule 6e‑3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e‑2 and 6e‑3(T), as amended, and Rule 6e‑3, as adopted, to the extent such rules are applicable; and (b) Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted by the SEC.

8. Term and Termination
8.1	This Agreement may be terminated by any Party with or without cause on thirty (30) days’ advance written notice.
8.2
Notwithstanding any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

8.3
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

8.4	Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.
8.5
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts that are issued or to be issued by the Company.

8.6
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

8.7
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of Section 817 of the Code and the Treasury Regulations promulgated thereunder.

8.8
Notwithstanding any other provision of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in its or their, as applicable, sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.9
Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.10
Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the other Parties, unless any of the other Parties has cured such cause within thirty (30) days of receiving such notice, for any one of the following reasons:

(a)	a change in control of any Party or such Party’s ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

(b)
a material change in, or other material revision to, the Contracts or the prospectus(es) of the Fund that describe the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

(c)
any action taken by federal, state or other regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party’s participation in the subject matter of this Agreement.

8.11
Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding subaccount of each Account.

9. Notices
Any notice shall be deemed sufficiently given when sent by registered or certified mail, or via facsimile, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.
If to the Fund:

Catherine L. Newell, Esq.
Vice President and Secretary
DFA Investment Dimensions Group Inc.
6300 Bee Cave Road, Building One
Austin, TX 78746
Facsimile:  (512) 306-7609

If to the Adviser:

Catherine L. Newell, Esq.
Vice President and Secretary
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
Facsimile:  (512) 306-7609

If to DFAS:

Catherine L. Newell, Esq.
Vice President and Secretary
DFA Securities LLC
6300 Bee Cave Road, Building One
Austin, TX 78746
Facsimile:  (512) 306-7609

If to the Company:
___________________
___________________
___________________

Attn: ______________ ______

With a copy to:
___________________
___________________
___________________

Attn: ______________ ______

10. Miscellaneous
10.1	The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.
10.2	If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.3	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
10.4
Each Party shall cooperate with the other Parties and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

10.5
Each Party hereto grants to the other Parties the right to audit the Party’s records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

10.6
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the Parties hereto are entitled under state and federal laws.

10.7
Subject to the requirements of legal process and regulatory authority, the Fund, the Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as such information may come into the public domain.

10.8	This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties hereto.
10.9	In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.
10.10
The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas, without regard to the conflicts of law principles thereof; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

To the extent such laws are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.
10.11
In the event of any action or proceeding arising out of this Agreement, the Party bringing the action shall have the right to choose the applicable forum; provided, however, that no Party shall be deemed to have waived any objection based on forum non conveniens or any objection to venue in connection with the initially selected forum.

10.12
The Company agrees that upon execution of this Agreement, and thereafter promptly upon the earlier of (i) reasonable demand by the Adviser or Fund, or (ii) learning that documentation (as defined below) is required, Company shall deliver to the Fund any certification, form, document or information (collectively, “documentation”) that may be required or reasonably requested in order to allow the Fund to make any payments or distributions, whether in-kind or in cash or reinvested in additional Fund shares, to the Company without any deduction or withholding for or on account of any tax including, without limitation, an executed United States Internal Revenue Service Form W-9 (and successor forms thereto) and any other documentation required to be delivered pursuant to Section 1471(b) or section 1472(b)(1) of the Code.
10.13	This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules, executed by all Parties to the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.

Company:

By: ________________________ Name: ______________________ Title: ________________________

Fund:

DFA INVESTMENT DIMENSIONS GROUP INC.

By: ________________________ Name: ______________________ Title: ________________________

Adviser:

DIMENSIONAL FUND ADVISORS LP
By: Dimensional Holdings Inc., general partner
By: ________________________ Name: ______________________ Title: ________________________

DFAS:

DFA SECURITIES LLC

By: ________________________ Name: ______________________ Title: ________________________

Schedule 1.1

VA U.S. Targeted Value Portfolio
VA U.S. Large Value Portfolio
VA International Value Portfolio
VA International Small Portfolio
VA Short‑Term Fixed Portfolio
VA Global Bond Portfolio
[VA Global Moderate Allocation Portfolio]

[VA Equity Allocation Portfolio]

[VIT Inflation-Protected Securities Portfolio] – only
available for purchase by variable life insurance contract accounts

SCHEDULE 3.6: Rule 22c-2 Provisions

1.
Agreement to Provide Information.  The Company (hereafter, an "Intermediary") agrees to provide the Fund or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number ("ITIN")[1], or other government-issued identifier ("GII"), if known, of any or all Contract holders or shareholder(s) of the account (together, "Shareholder(s)") and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares (“Shares”) held through an account maintained by the Intermediary during the period covered by the request.

1.1.	Period Covered by Request. Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day.
1.2.	Form and Timing of Response.
1.2.1.
Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

1.2.2.	Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.
1.2.3.	To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

[1]
According to the IRS’ website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X-XXXX.. The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

1.3.
Limitations on Use of Information.  The Fund agrees not to use the information received from the Intermediary for the Fund’s use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary.  The Fund is permitted to use the information received from the Intermediary for the Fund’s internal purposes, including monitoring compliance with the Fund’s internal policies, procedures and practices.  The Fund agrees to keep any non-public information furnished by the Intermediary confidential consistent with the Fund's then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

2.
Agreement to Restrict Trading.  Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

2.1.
Form of Instructions.  Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed.  If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or Accounts or other agreed upon information to which the instruction relates.

2.2.
Timing of Response.  Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

2.3.
Confirmation by Intermediary.  Intermediary must provide written confirmation to the Fund that instructions have been executed.  Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.	Definitions. For purposes of this Schedule 3.6:
3.1.	The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.[2]
3.2.	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

[2]
As defined in SEC Rule 22c-2(b), the term “excepted fund” means any:  (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

3.3.	The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:
3.3.1.	with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and
3.3.2.	with respect to insurance companies, the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.
3.4.	The term “written” includes electronic writings and facsimile transmissions.
3.5.	The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.[3]
3.6.	The term “purchase” does not include the automatic reinvestment of dividends.
3.7.
The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

[3]
“Financial intermediary” is defined in SEC Rule 22c-2(c)(1) as:  “(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C. 80a-12(d)(1)(E)); and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan’s participant records.”

[Include if the insurance company intends to comply with Rule 30e-3 and 498A.]

Annex I

1.	Provision of Fund Documents; Website Posting.
(a) Fund Documents. In order to assist the Company in the Company’s compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3”) and  Rule 498A under the 1933 Act (“Rule 498A”), including the Company’s obligation to host certain documents on its website (the “Company’s Website”), the Fund will provide or make available to the Company the “Fund Documents,” listed below as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A.
(i)	Summary Prospectus for each of the Portfolios [Rule 498A(j)(1)(iii)];
(ii)	Statutory Prospectus for each of the Portfolios [Rule 498A(j)(1)(iii)];
(iii)	Statement of Additional Information (“SAI”) for each of the Portfolios [Rule 498A(j)(1)(iii)];
(iv)
Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders) [Rule 30e-3(b)(1)(i) and (ii)].

(v)	Complete Portfolio Holdings from the Shareholder Reports Containing a Summary Schedule of Investments (the “Complete Portfolio Holdings”) [Rule 30e-3(b)(1)(iii)]; and
(vi)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters (and together with the Complete Portfolio Holdings, the “Portfolio Holdings”) [Rule 30e-3(b)(1)(iv)].
(b)	Timing for Providing, and Currentness of, the Fund Documents.
(i)
The Fund agrees to provide or make available the Summary Prospectus, Statutory Prospectus, and SAI for the Portfolios and amendments thereto (“Offering Documents”) to the Company (or its designee), to the extent specified in Rule 498A and within a time frame reasonably designed to assist the Company in complying with the Company’s Website posting obligations under Rule 498A, as the Company may reasonably request sufficiently in advance, in order to facilitate the Company’s continuous offering of the Contracts and the Fund’s securities.  The Parties agree that the Fund’s Offering Documents will not be provided any earlier than the date on which Offering Documents are filed with the Securities and Exchange Commission (“SEC”) on EDGAR.

(ii)
The Fund agrees to provide or make available the Shareholder Reports and Portfolio Holdings to the Company (or its designee), to the extent specified in Rule 30e-3 and within a time frame reasonably designed to assist the Company in complying with the Company’s Website posting obligations under Rule 30e-3 provided that, to the extent requested by the Fund, the Company executes a non-disclosure agreement in the form that the Fund provides to the Company prior to the provision of any portfolio holdings information. The Company covenants that it will not make public any portfolio holdings information prior to the date on which the Fund files such information with the SEC on EDGAR, and will keep portfolio holdings information confidential until such time.  If the Fund does not provide the Company with its Complete Portfolio Holdings pursuant to Rule 30e-3(b)(1)(iii) because they are currently included in the Shareholder Report, and later seeks to discontinue including the Complete Portfolio Holdings in the Shareholder Report, the Fund will make a reasonable effort to give the Company thirty (30) day’s advance written notice prior to implementing the change.

(c) Format of Fund Documents. The Fund shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:
(i)	are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A);
(ii)
will enable the Company to permit persons accessing the Statutory Prospectus and SAI for the Portfolios to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii)
will enable the Company to permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such Fund Documents that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(d) Website Hosting. The Company or its designee shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Fund Documents are publicly accessible and free of charge at that website, in accordance with the conditions set forth in that paragraph, provided that the Fund and DFAS fulfill their obligations under this Amendment.
(e) Use of Summary Prospectuses.

(i)
The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A.

(ii)
The Fund currently uses a Summary Prospectus for the Portfolios and the Fund will make a reasonable effort to provide thirty (30) days advance notice to the Company if it is decided to discontinue the use of Summary Prospectuses for any relevant Portfolio.

2.
Content of Fund Documents.  The Fund shall be responsible for the content and substance of the Fund Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, the Fund shall be responsible for ensuring that the Fund Documents as provided to the Company:

(a) Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and
(b) Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
3.	Provision of Fund Documents for Paper Delivery.
(a)
The Fund shall provide the Company with a quantity of paper copies of the then current Fund Documents as it deem reasonably sufficient.  The Company, at its expense, may  request additional copies of Fund Documents from time to time in order that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract holders in order to comply with the requirements of paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A. Such Company requests shall be fulfilled reasonably promptly, after the request from the Company or its agent is received by either the Fund or DFAS.

(b)
Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Company.

(c)	The costs of mailing the Fund Documents to Contract holders shall be borne by the Company.
4.	Expense and Performance Data for the Portfolios. The Fund will provide such data regarding each Portfolio’s expense ratios and investment performance made publicly available by the Fund that the Fund is required to prepare for inclusion in the Portfolio’s prospectuses.  In this regard, the Fund shall provide data on the expense ratios and investment performance for each of the Portfolios as listed in (a) – (c) below (the “Portfolio Data”) as the Company may reasonably request. Without limiting the generality of the forgoing, the Fund shall provide the Portfolio Data on a timely basis and as soon as reasonably practicable to facilitate the Company’s preparation of its annually updated registration statement(s) for the Contracts (and as otherwise reasonably requested by the Company);
(a) the gross “Annual Portfolio Company Expenses” for each Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements for the time periods required in Form N‑1A
(b) the net “Annual Portfolio Company Expenses” (aka “Total Annual Portfolio Operating Expenses”) for each Portfolio calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or Fund); and
(c) the “Average Annual Total Returns” for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A and made publicly available by the Fund.